Exhibit 19.2

ADDENDUM TO STATEMENT OF COMPANY POLICY REGARDING INSIDER TRADING

Adopted August 14, 2007
Amended as of October 29, 2008, December 17, 2009,
March 11, 2010, May 18, 2023 and November 6, 2024

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This Addendum applies to all executive officers, directors and certain key employees of The Ensign Group, Inc. and its subsidiaries (collectively the “Company”)

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The Company has adopted a Statement of Company Policy Regarding Insider Trading (the “Policy Statement”). The Company has also adopted this Addendum to the Policy Statement, which sets forth additional procedures in order to assist the Company in the administration of the Policy Statement, to facilitate compliance with laws prohibiting insider trading while in possession of material nonpublic information, and to avoid the appearance of any impropriety. This Addendum is in addition to and supplements the Policy Statement. Capitalized terms used but not defined in this Addendum shall have the respective meanings given to such terms in the Policy Statement.

This Addendum applies to members of the Board of Directors of the Company (“Directors”), executive officers of the Company, including those who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”, all such officers, “Officers” and officers subject to Section 16, “Section 16 Officers”), and certain designated employees and consultants of the Company and its subsidiaries who regularly become aware of earnings information or have access to material nonpublic information about the Company (collectively with Directors and Officers, the “Covered Persons”). The General Counsel of the Company shall maintain a list of the names and current positions of the Covered Persons.

I.PRE-CLEARANCE PROCEDURES

To help prevent inadvertent violations of the federal securities laws and to avoid even the appearance of trading on the basis of material nonpublic information, Covered Persons, as well as the Family Members and Controlled Entities of such persons, may not engage in any transaction involving Company Securities without first obtaining pre-clearance of the transaction from the General Counsel. A request for pre-clearance should be submitted to the General Counsel at least two business days in advance of the proposed transaction, unless earlier notice is otherwise required by the Policy Statement. The General Counsel is under no obligation to approve a trade submitted for pre-clearance, and may, in his or her sole discretion, determine not to permit the trade. If a person seeks pre-clearance and permission to engage in the transaction is denied, then he or she should refrain from initiating any transaction in Company Securities, and should not inform any other person of the restriction.

When a request for pre-clearance is made, the requestor should carefully consider whether he or she may be aware of any material nonpublic information about the Company, and should describe fully any such circumstances to the General Counsel. The requestor should also indicate whether he or she has effected any non-exempt “opposite-way” transactions within the

Adopted 8-14-07; Effective 11-8-07; Amended 10-29-08, 12-17-09; 3-11-10; 05-18-23;
11-6-24

past six months, and should be prepared to report the proposed transaction on an appropriate Form 4 or Form 5. The requestor should also be prepared to comply with SEC Rule 144 and file Form 144, if necessary, at the time of any sale.

Bona fide gifts of securities may be approved so long as the person making the gift has no reason to believe that the recipient intends to sell the Company Securities while the person making the gift is aware of material nonpublic information.

The requirement for pre-clearance of trades set forth in this Addendum does not apply to transactions conducted pursuant to approved Rule 10b5-1 Plans, described in the Policy Statement under the heading “Rule 10b5-1 Plans.” However, any person subject to the pre-clearance requirements who wishes to implement a trading plan under Rule 10b5-1 must first pre-clear the Rule 10b5-1 Plan with the General Counsel. As required by Rule 10b5-1, a Rule 10b5-1 Plan must: (i) be entered into at a time when the person entering into the plan is not aware of material nonpublic information; (ii) contain a minimum “cooling-off period” between the date an approved Rule 10b-5 Plan is adopted or modified and when trading under the plan commences; (iii) include a written certification of the person entering into the plan certifying that he or she (a) is not aware of material nonpublic information about the Company or Company Securities and (b) is adopting or modifying the plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5; and (iv) persons are generally prohibited from having more than one Rule 10b-5 Plan with respect to Company Securities. Transactions effected pursuant to a pre-cleared Rule 10b-5 Plan will not require further pre-clearance at the time of the transaction if the Rule 10b-5 Plan specifies the dates, prices and amounts of the contemplated trades, or establishes a formula for determining the dates, prices and amounts.

II.BROKER INTERFACE PROCEDURES

The reporting obligations for Section 16 reports require tight interface with brokers handling transactions for our Directors and Section 16 Officers. In addition, the other Covered Persons designated by the General Counsel as being subject to the Company’s broker interface and notification procedures, together with their Family Members and Controlled Entities, must abide by these procedures at all times. We require that you provide a copy of this Addendum to your broker and such broker must agree that he, she or it:

a.Will not enter any orders for you (except for orders under pre-approved Rule 10b5-1 Plans) without first:
i.verifying with the Company that your transaction was pre-cleared; and
ii.complying with the brokerage firm’s compliance procedures (e.g., Rule 144).
b.Report any transactions immediately to the General Counsel of the Company via:
i.telephone; and
ii.in writing via e-mail to legal@ensigngroup.net, describing the details of every transaction involving Company Securities, including gifts, transfers, pledges, and all transactions pursuant to Rule 10b5-1 Plans.

Adopted 8-14-07; Effective 11-8-07; Amended 10-29-08, 12-17-09; 3-11-10; 05-18-23;
11-6-24

III.BLACKOUT PERIODS

Quarterly Blackout Periods. The Company’s announcement of its quarterly and annual financial results has the potential to have a material effect on the market for Company Securities. Therefore, to avoid even the appearance of trading while aware of material nonpublic information, persons designated by the General Counsel as subject to this restriction, as well as their Family Members or Controlled Entities, may not conduct any transactions involving the Company’s Securities, during a “Quarterly Blackout Period” beginning on the fourteenth calendar day of the last month of each fiscal quarter and ending after the second full business day following the Company’s issuance of its quarterly earnings release.

Persons subject to these Quarterly Blackout Periods include: Directors, Officers, the Controller of the Company, and all other persons who are informed by the General Counsel that they are subject to the Quarterly Blackout Periods. The General Counsel and the Chief Executive Officer shall meet at least annually or at such more frequent intervals as they deem advisable to establish those employees who are subject to Quarterly Blackout Periods, which will include persons who are or may be expected to be aware of the Company’s quarterly financial results.

Further, the Company may on occasion issue interim earnings guidance or other potentially material information by means of a press release, a Current Report on Form 8-K filed with the SEC or by other means designed to achieve widespread dissemination of the information. You should anticipate that trades are unlikely to be pre-cleared while the Company is in the process of assembling the information to be released and until the information has been released and fully absorbed by the market, notwithstanding that such event may occur outside of a Quarterly Blackout Period.

Event-Specific Blackout Periods. From time to time, an event may occur that is material to the Company and is known by only a few directors, officers or employees. So long as the event remains material and nonpublic, the persons designated by the General Counsel may not trade in Company Securities.

The existence of an event-specific blackout period will not be announced to the Company as a whole. If, however, a person whose trades are subject to pre-clearance requests permission to trade in Company Securities during an event-specific blackout, the General Counsel will inform the requester of the existence of the event-specific blackout period, without disclosing the reason for the blackout. Any person made aware of the existence of an event-specific blackout should not disclose the existence of the blackout to any other person. Even if the General Counsel has not designated you as a person who should not trade due to an event-specific restriction, you should not trade while aware of material nonpublic information. Exceptions will not be granted during an event-specific trading restriction period.

Exceptions Generally. The quarterly trading restrictions and event-specific trading restrictions do not apply to those transactions to which the Policy Statement does not apply, as described in the Policy Statement under the headings “Transactions Under Company Plans” or "Transactions Not Involving a Purchase or Sale."

Adopted 8-14-07; Effective 11-8-07; Amended 10-29-08, 12-17-09; 3-11-10; 05-18-23;
11-6-24

Further, the requirement for pre-clearance, the quarterly trading restrictions and event-specific trading restrictions do not apply to transactions conducted pursuant to approved Rule 10b5-1 Plans, described in the Policy Statement under the heading “Rule 10b5-1 Plans.”

Hardship Exceptions to Quarterly Blackout Periods. A person who is subject to the Quarterly Blackout Periods and who has an unexpected and urgent need to sell Company Securities in order to generate cash may, in appropriate and very limited rare circumstances, be permitted to sell Company Securities even during the Quarterly Blackout Period. A hardship exception may be granted only by the Audit Committee, in its sole discretion, and such exception must be requested at least two business days in advance of the proposed trade. A hardship exception may be granted only if the Audit Committee concludes that the Company’s earnings information for the applicable quarter does not constitute material nonpublic information or if the Company does not have sufficient insight as to the Company’s earnings information as of that time. Under no circumstance will a hardship exception be granted during an event-specific blackout period.

IV.PROHIBITION ON SHORT-SWING TRADES

Short-term trading of Company Securities may be distracting to the person and may unduly focus the person on the Company’s short-term stock market performance instead of the Company’s long-term business objectives. For these reasons, any Covered Person (i) who purchases Company Securities in the open market may not sell any Company Securities of the same class during the six months following the purchase, and (ii) who sells Company Securities in the open market may not purchase any Company Securities of the same class during the six months following the sale. This prohibition applies only to purchases or sales in the open market, and would not apply to stock option exercises or other employee benefit plan transactions as described in the Policy Statement under the heading "Transactions under Company Plans".

V.ADDITIONAL PROCEDURES

Post-Termination Transactions. This Addendum continues to apply to transactions in Company Securities even after termination of service to the Company. If you are aware of material nonpublic information when you terminate service as a Covered Person, you may not trade in Company Securities until that information has become public or is no longer material. The pre-clearance procedures specified under the heading “Pre-Clearance Procedures” in this Addendum, however, will cease to apply to transactions in Company Securities upon the expiration of any Blackout Period or other Company-imposed trading restrictions applicable at the time of the termination of service.

Company Assistance. Any person who has a question about the Policy Statement or this Addendum or their respective application to any proposed transaction may obtain additional guidance from the Company’s General Counsel or the Company’s Associate General Counsel - Corporate & Securities, who can be reached by telephone at (949) 487-9500 or ensign-investors@ensignservices.net. If you have any doubt as to whether you are in possession of material nonpublic information or whether a trade may otherwise violate the Policy Statement or this Addendum, you should contact the General Counsel before trading in any Company Securities.

Adopted 8-14-07; Effective 11-8-07; Amended 10-29-08, 12-17-09; 3-11-10; 05-18-23;
11-6-24

Other Procedures. The Company may change these procedures or adopt such other procedures in the future as the Company considers appropriate or advisable in order to carry out the purposes of the Policy Statement or this Addendum or to comply with the federal securities laws. Wherever this Policy Statement refers to or calls for action by or involving the Company’s General Counsel, such reference shall include the Company’s Associate General Counsel - Corporate & Securities or such other person as the General Counsel may designate from time to time.

No Third-Party Rights. Neither the Policy Statement nor this Addendum is intended to create any rights in third parties with respect to any violation of its respective terms and neither is intended to create any legal liability for the Company or any employee, officer or director beyond those for which they are already responsible under applicable securities laws.

Personal Responsibility. The ultimate responsibility for adhering to the Policy Statement and this Addendum and avoiding improper trading rests with you. Violation of the Policy Statement and this Addendum could result in the Company taking disciplinary action, including dismissal for cause.

Certifications. All Covered Persons subject to the procedures set forth in this Addendum must annually certify their understanding of, and intent to comply with, the Policy Statement and this Addendum. Please return an executed copy of the attached certification to the General Counsel immediately.

Adopted 8-14-07; Effective 11-8-07; Amended 10-29-08, 12-17-09; 3-11-10; 05-18-23;
11-6-24

CERTIFICATION
(For Executive Officers, Directors and Certain Key Employees)

I hereby certify that:

1. I have read and understand the Statement of Company Policy Regarding Insider Trading dated August 14, 2007, as subsequently amended on October 29, 2008, May 18, 2023 and November 6, 2024 (as so amended, the “Policy Statement”) and the Addendum to such Policy Statement dated August 14, 2007, as subsequently amended on October 29, 2008, December 17, 2009, March 11, 2010, May 18, 2023 and November 6, 2024 (as amended, the Addendum, and together with the Policy Statement, the “Insider Trading Policy”). I understand that the General Counsel and the outside legal counsel of The Ensign Group, Inc. (the “Company”) are available to answer any questions I have regarding the Insider Trading Policy.

2. I agree that I will comply with the Insider Trading Policy for as long as I am subject to the Insider Trading Policy.

3. I understand that all of my trades must be pre-approved by the Company’s General Counsel or such other person as the Company may designate from time to time.

4. I agree that the Company may at any time and in its sole discretion issue a prohibition on trading in Company securities, and that the Company shall have full power and authority to cancel any outstanding orders, including good until cancelled orders, that I may place, but I understand that I have the sole responsibility for compliance with the Insider Trading Policy. I further agree and represent that I will never trade in Company securities while I am in possession of material nonpublic information regarding the Company.

5. This certification constitutes consent for the Company to issue any necessary stop-transfer orders to the Company’s transfer agent to enforce compliance with the Insider Trading Policy.

Signature:
Print Name:
Date:

Adopted 8-14-07; Effective 11-8-07; Amended 10-29-08, 12-17-09; 3-11-10; 05-18-23;
11-6-24